Exhibit 99.3

Calumet Specialty Products Partners, L.P. Announces $300 Million Private Placement of Senior Notes Due 2027 and Issues Notice of Conditional Redemption for its 7.75% Senior Notes due 2023

INDIANAPOLIS, Jan. 12, 2022 /PRNewswire/ — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership” or “Calumet”) and its wholly-owned subsidiary Calumet Finance Corp. announced today that, subject to market conditions, they intend to offer (the “Offering”) for sale to eligible purchasers in a private placement under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), $300 million in aggregate principal amount of senior unsecured notes due 2027. Calumet intends to use the net proceeds from the Offering, together with cash on hand, to fund the redemption of all of its outstanding 7.75% Senior Notes due 2023 (the “2023 Notes”) and pay related expenses.

Calumet also announced today that it has delivered a notice of conditional redemption for all of the 2023 Notes at a redemption price of par, plus accrued and unpaid interest to but not including the Redemption Date (the “Redemption Price”). The redemption date for the 2023 Notes provided in the notice of conditional full redemption is February 11, 2022 (the “Redemption Date”). Calumet’s obligation to redeem the 2023 Notes is conditioned upon, on or before the Redemption Date, the completion of an offering of at least $300 million aggregate principal amount of Calumet’s senior debt securities. Calumet will publicly announce and notify the holders of the 2023 Notes and the Trustee (as defined below) if the foregoing condition is not satisfied, whereupon the redemption will be revoked and the 2023 Notes will remain outstanding. Wilmington Trust, National Association is the trustee (the “Trustee”) for the 2023 Notes and is serving as the paying agent for the redemption.

The securities to be offered will not be, and have not been, registered under the Securities Act, or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Calumet plans to offer and sell the securities only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About Calumet Specialty Products Partners, L.P.

Calumet Specialty Products Partners, L.P. manufactures, formulates and markets a diversified slate of specialty products to customers across a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding the Offering and the use of proceeds therefrom and the conditional redemption of our 2023 Notes. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations. For additional information regarding known material risks, uncertainties and other factors that can affect future results, please see our filings with the Securities and Exchange Commission, including our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE Calumet Specialty Products Partners, L.P.

For further information: Brad McMurray, Director Investor Relations: 317-957-5378; or Media Oakes, Director Corporate Communications: 317-957-5319

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